UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 15, 2005

Citrix Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

(954) 267-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Form Address, if Changed Since Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 2

Explanatory Note

As previously reported, on August 15, 2005, Citrix Systems, Inc. (“Citrix”) acquired NetScaler, Inc., a privately held Delaware corporation headquartered in San Jose, California (“NetScaler”), pursuant to an Agreement and Plan of Merger, dated as of June 1, 2005, by and among Citrix, NCAR Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Citrix, NCAR, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Citrix, NetScaler and Gaurav Garg, as stockholder representative. A Current Report on Form 8-K was filed by Citrix on August 16, 2005 (the “Original Form 8-K”) to report the completion of its acquisition of NetScaler under Items 2.01 and 9.01. A Current Report on Form 8-K/A was filed by Citrix on October 31, 2005 as an amendment (Amendment No. 1) to the Original Form 8-K to include the financial information required under parts (a) and (b) of Item 9.01. This Current Report on Form 8-K/A is being filed as an amendment (Amendment No. 2) to the Original Form 8-K to revise certain financial information related to the value of unvested stock-based compensation assumed by Citrix upon the closing of the transaction contained in the unaudited pro forma condensed combined consolidated financial statements filed as Exhibit 99.2 to Amendment No. 1 to the Original Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information required by this item with respect to the transaction described in Item 2.01 is filed as Exhibit 99.1 to this Amendment No. 2, is incorporated herein by reference and supersedes in its entirety the unaudited pro forma condensed combined consolidated financial statements filed as Exhibit 99.2 to Amendment No. 1 to the Original Form 8-K.

(c)	Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined consolidated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: November 9, 2005	By: /s/ David J. Henshall
David J. Henshall
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma condensed combined consolidated financial statements.